CERTIFICATE OF INCORPORATION

                                       OF

                             McLAUGHLIN, SLAVIN INC.


     Under Section 402 of the Business Corporation Law.


          The undersigned, for the purpose of forming a corporation under
Section 402 of the Business Corporation Law of the State of New York does hereby certify:

          FIRST: The name of the proposed corporation shall be McLAUGHLIN, SLAVIN INC.

          SECOND: The purposes for which the corporation is to be formed are to do any and all things set forth, to the same extent as natural born persons might or could do, to wit:

          A. To engage in and carry on the business of brokers and dealers in securities of every kind, character or description whatsoever; to underwrite and distribute on behalf of itself and of others, securities of every kind, character or description whatsoever and to participate with others in any such underwriting or distribution; to negotiate private placements of any such securities; to do a general securities business in all branches thereof to the full extent permitted by law, including, without limiting the generality of the foregoing, a general brokerage, underwriting and investment business, and to do any and all things which may be useful in connection with or incidental to the conduct of such business.

          B. To have, in addition to the powers and purposes herein enumerated, the rights, powers, and privileges now or hereafter conferred by the Laws of the State of New York upon corporations organized under Section 402 of the Business Corporation Law, together with all other powers that such

741977.1
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



               Corporation may exercise pursuant to Section 202 of the Business Corporation Law.

          THIRD: The corporation shall have the authority to issue 200 shares of common stock without nominal or par value, all of which shares shall be of the same class and identical with one another in all respects and each share shall carry one vote.

          FOURTH: The duration of the corporation is to be perpetual.

          FIFTH: The principal office of the corporation is to be located in the Borough of Manhattan, County of New York, City and State of New York.

          SIXTH: The undersigned incorporator of this Certificate of Incorporation is of full age.

          SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner or as hereafter prescribed by law; and all rights hereby conferred on the stockholders of the corporation are granted subject to this reservation.

          EIGHTH: The Secretary of State is designated as the Agent of the corporation upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall mail a copy of process in any action or proceeding which may be served upon him in care of:

                         NATHAN RINGEL, ESQ.
                         111 Broadway
                         New York, New York 10006


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



          NINTH: The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax on business corporations imposed by Article 9(a) of the Tax Law is December 31, 1977.

          TENTH: (a) No contract or other transaction between the Corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of the Corporation's directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board which approves such contract or transaction or that his or their votes are counted for such purpose:

               (1) If the fact of such common directorship, ownership or financial interest is disclosed or known to the Board and the Board approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors;

               (2) If such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

               (3) If the contract or transaction is fair and reasonable as to the Corporation at the time is approved by the Board or the shareholders.

               (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which approves such contract or transaction.

741977.1
                                       -3-

          ELEVENTH: (a) Any person made, or threatened to be made, a party to any action or proceeding other than one by or in the rights of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was director or officer of the Corporation or of any corporation which he served as such at the request of the Corporation, may be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him as a result of such action or proceeding, or in connection with any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interest of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

               (b) Any person made a party to an action by or in the right of the Corporation to secure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, may be indemnified by the Corporation against reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation under Section 717 of the Business Corporation Law. The indemnification authorized by this paragraph ELEVENTH (b) shall not include (1) amounts paid in settling or otherwise disposing of threatened action, or pending action, without court

741977.1
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



approval, or (2) expenses incurred in defending a threatened action, or a pending action which is settled or otherwise disposed of without court approval.


          IN WITNESS WHEREOF, I have made, signed and acknowledged this certificate this 25th day of February, 1977.

                                             /s/ NATHAN RINGEL
                                             ----------------------------------
                                             NATHAN RINGEL
                                             111 Broadway
                                             New York, New York  10006


741977.1
                                       -5-

STATE OF NEW YORK   )
                    )  SS:
COUNTY OF NEW YORK  )


          On this 25th day of February, 1977, before me personally came NATHAN RINGEL, to me personally known and known to me to be the individual described in and who executed in my presence the foregoing Certificate of Incorporation; and he thereupon acknowledged to me that he had executed the same.

                                             /s/ George Langberg
                                             ----------------------------------
                                             Notary Public


741977.1
                                       -6-

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             McLAUGHLIN, SLAVIN INC.


     Under Section 805 of the Business Corporation Law.


          1. The name of the Corporation is McLaughlin, Slavin Inc. It has not been changed at any time.

          2. The Certificate of Incorporation of McLaughlin, Slavin Inc. was filed by the Department of State on the 8th day of March, 1977.

          3. The Certificate of Incorporation of McLaughlin, Slavin Inc. is hereby amended pursuant to Section 801(b)7 of the Business Corporation Law to increase the number of authorized shares, without par value, from 200, without par value, to 3,000 without par value.

          The Certificate of Incorporation of McLaughlin, Slavin Inc. is further hereby amended pursuant to Section 801(b)14 of the Business Corporation Law to add a new Article TWELFTH relating to the rights of the Corporation to purchase shares of common stock from the holders thereof.

          4. Article THIRD of the Certificate of Incorporation which sets forth the number of authorized shares is hereby amended as follows:


741991.1

               "THIRD: The Corporation shall have the authority to issue 3,000 shares of common stock, without nominal or par value. All of which shares shall be of the same class and identical with one another in all respects and each share shall carry one vote."

          5. The Certificate of Incorporation is hereby amended to set forth the rights of the Corporation to purchase shares of common stock from the holders thereof.

               "TWELFTH: When Rights Arise. In order to enable the Corporation to qualify for membership privileges on various securities exchanges, board of trade, commodities exchanges, clearing corporations or associations, and similar institutions located within and without the United States, whether as a member corporation thereof or otherwise, and to continue so qualified in good standing, and in order to insure that the business of the Corporation will be carried on in a manner consonant with the Corporation's responsibilities to the public as an organization so qualified, the shares of Common Stock of the Corporation shall be issued only in the name of the legal owner, and no transfer of such shares shall be effected except on the stock books of the Corporation upon surrender of the stock certificates duly endorsed, and all shares of Common Stock of the Corporation shall at all times be held subject to the conditions and restrictions set forth in this Certificate of Incorporation, the provisions of which shall at all times apply equally both to an original holder of shares and to each and every subsequent holder thereof, and each holder of common stock by acceptance of a

741991.1
                                       -2-
          stock certificate representing such shares, agrees with the Corporation and with each other holder of common stock, in consideration of such agreement or each such other holder, to such conditions and restrictions, including the following:

                    (a) No stockholder shall dispose of or transfer any of the stock of the Corporation now or hereafter owned or held by him without the consent, if required, of any Exchange, Board of Trade, clearing corporation or other similar institution with which the Corporation has member privileges.

                    (b) Any attempted or purported transfer of stock by any stockholder in violation of the terms of this Certificate of Incorporation shall be void and the Corporation shall reject and refuse to transfer on the books any stock which may have been transferred in violation of the provisions of this Certificate of Incorporation, and said Corporation shall not recognize any person receiving any stock as a stockholder, nor shall any such person have any rights as a stockholder of the Corporation.

                    (c) The Corporation shall have the right and option to redeem or convert to a fixed income security all or any part of the outstanding shares of voting stock of the Corporation owned by any stockholder required to be approved by the Board of Directors of the New York Stock Exchange, Inc., as a Member, Allied Member or Approved Person who ceases or fails to be so approved as may be necessary to reduce such party's ownership of voting stock in the Corporation below that level which would enable the stockholder to exercise controlling influence over the management and policies of the Corporation. Such redemption or conversion shall be on such terms and conditions and for such consideration as the Board of Directors may from time to time establish and as may be required by the New York Stock Exchange, Inc.

                    (d) Anything herein to the contrary notwithstanding, the foregoing shall be subject to any stockholder's agreement approved by the New York Stock Exchange, Inc.

          6. The manner in which this amendment to the Certificate of Incorporation of McLaughlin, Slavin Inc. was authorized was by the unanimous written consent of all of the shareholders.

741991.1
                                       -3-

          IN WITNESS WHEREOF we have signed this Certificate of Amendment on the 4th day of January, 1979 and we affirm the statements contained therein are true under penalties of perjury.

                                   /s/ JAMES J. MCLAUGHLIN
                                   --------------------------------------------
                                   James J. McLaughlin, President

                                   /s/ JAMES C. MCLAUGHLIN
                                   --------------------------------------------
                                   James C. McLaughlin, Secretary



741991.1
                                       -4-

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             McLAUGHLIN, SLAVIN INC.


     Under Section 805 of the Business Corporation Law.


          1. The name of the Corporation is McLaughlin, Slavin Inc. It has not been changed at any time.

          2. The Certificate of Incorporation of McLaughlin, Slavin Inc. was filed by the Department of State on the 8th day of March, 1977.

          3. The Certificate of Incorporation of McLaughlin, Slavin Inc. is hereby amended to provide restrictions upon the power of the Board of Directors in accordance with Section 620 of the Business Corporation Law and it is further amended to provide for the election of officers of the Corporation by the Shareholders instead of the Board of Directors.

          4. Article TWELFTH (c) is amended to read as follows:

               "TWELFTH: (c) The Corporation shall have the right and option to redeem or convert to a fixed income security all or any part of the outstanding shares of voting stock of the Corporation owned by any stockholder required to be approved by the Board of Directors of the New York Stock Exchange, Inc., as a Member, Allied Member or Approved Person who ceases or fails to be so approved as may be necessary to reduce such party's ownership of voting stock in the Corporation below that level which would enable the stockholder to exercise controlling influence over the management and policies of the Corporation. Such redemption or conversion shall be on such terms and conditions and for such consideration as the shareholders may from time to time establish and as may be required by the New York Stock Exchange, Inc."

741991.1

          Except as herein amended, Article TWELFTH shall remain in full force and effect.

          5. The Certificate of Incorporation is hereby further amended to restrict the power of the Board of Directors by the addition of the following provisions:

               "THIRTEENTH: All managerial acts in the conduct of the corporate affairs shall be authorized or consented to by the shareholders and the board of directors shall have no discretion or power in connection therewith."

          6. The Certificate of Incorporation is hereby further amended to set forth that officers shall be elected by the Shareholders instead of the Board of Directors.

               "FOURTEENTH: Election of Officers. All officers shall be elected by the shareholders instead of the board of directors and shall hold office for such term as may be prescribed by the shareholders."

          7. The manner in which this Amendment to the Certificate of Incorporation of McLaughlin, Slavin Inc. was authorized was by the unanimous written consent of the holders of record of all outstanding shares of the stock of the Corporation.

          IN WITNESS WHEREOF, we have signed this Certificate of Amendment on the 31st day of May, 1979 and we affirm that the statements contained therein are true under penalty of perjury.


                                       /s/ JAMES J. MCLAUGHLIN
                                       ----------------------------------------
                                       James J. McLaughlin,
                                       President


                                       /s/ MARC S. PIVEN
                                       ----------------------------------------
                                       Marc S. Piven, Secretary


741991.1
                                       -2-

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             McLAUGHLIN, SLAVIN INC.


Under Section 805 of the Business Corporation Law.


          1. The name of the Corporation is McLaughlin, Slavin Inc. It has not been changed at any time.

          2. The Certificate of Incorporation of McLaughlin, Slavin Inc. was filed by the Department of State on the 8th day of March, 1977.

          3. The Certificate of Incorporation of McLaughlin, Slavin Inc. is hereby amended pursuant to Section 801(b)(1) of the Business Corporation Law.

          4. Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:

             "FIRST: The name of the Corporation is McLAUGHLIN, PIVEN, INC."

          5. The manner in which this amendment to the Certificate of Incorporation of McLaughlin, Slavin Inc. was authorized was by the unanimous written consent of all the shareholders.


741991.1

          IN WITNESS WHEREOF, we have signed this Certificate of Amendment on the 20th day of August, 1979 and we affirm the statements contained therein are true under penalties of perjury.


                                        /s/ JAMES J. MCLAUGHLIN
                                        ---------------------------------------
                                        James J. McLaughlin, President



                                        /s/ MARC S. PIVEN
                                        ---------------------------------------
                                        Marc S. Piven, Secretary


741991.1
                                       -2-

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             McLAUGHLIN, PIVEN INC.


                Under Section 805 of the Business Corporation Law

                            ************************

          We, the undersigned, being respectively the Chairman of the Board and Secretary of McLaughlin, Piven Inc., do hereby certify:

          1. The name of the corporation is McLAUGHLIN, PIVEN INC. It was formed under the name McLAUGHLIN, SLAVIN INC.

          2. The Certificate of Incorporation was filed by the Department of State on the 8th day of March, 1977.

          3. (a) The Certificate of Incorporation is amended pursuant to Section 801(b)(1) of the Business Corporation Law to change the corporate name.

             (b) To effect the foregoing, Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:

             "FIRST: The name of the Corporation is McLAUGHLIN, PIVEN, VOGEL and LoPRESTI, INC."


741991.1

          4. The amendment to the Certificate of Incorporation was authorized by the unanimous written consent of the holders of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation.

          IN WITNESS WHEREOF, we have signed this Certificate on the 28th day of April, 1982, and we affirm the statements contained therein as true under penalties of perjury.


                                             /s/ JAMES C. MCLAUGHLIN
                                             ----------------------------------
                                             James C. McLaughlin
                                             Chairman of the Board

                                             /s/ MARC S. PIVEN
                                             ----------------------------------
                                             Marc S. Piven
                                             Secretary


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                                       -2-

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   McLAUGHLIN, PIVEN, VOGEL AND LoPRESTI, INC.

                Under Section 805 of the Business Corporation Law

                         *******************************

          We, the undersigned, being respectively the President and the Secretary of McLAUGHLIN, PIVEN, VOGEL and LoPRESTI, INC., do hereby certify:

          1. The name of the corporation is "McLAUGHLIN, PIVEN, VOGEL and LoPRESTI, INC." The corporation was formed under the name "McLAUGHLIN, SLAVIN INC."

          2. The Certificate of Incorporation was filed by the Department of State on the 8th day of March, 1977.

          3. (a) The Certificate of Incorporation is hereby amended pursuant to
Section 801(b)(1) of the Business Corporation Law to change the corporate name.

             (b) To effect the foregoing, Article FIRST of the Certificate of Incorporation is hereby amended to read as follows:

             "FIRST: The name of the Corporation is McLAUGHLIN, PIVEN, VOGEL, INC."


741991.1

          4. (a) The Certificate of Incorporation is amended pursuant to Section 801(b)(4) of the Business Corporation Law to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation.

             (b) To effect the foregoing, Article EIGHTH of the Certificates of Incorporation is hereby amended to read as follows:

             "EIGHTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding may be served. A copy of such process shall be mailed to:

                  Wofsey, Certilman, Haft, Lebow & Balin, Esqs.
                  805 Third Avenue
                  New York, New York 10022"

          5. The above amendments to the Certificate of Incorporation were authorized by the unanimous consent of the holders of all of the outstanding shares entitled to vote on amendments to the Certificate of Incorporation.

          IN WITNESS WHEREOF, we have signed this Certificate on the 15th day of December, 1983, and we affirm the statements contained herein as true under penalties of perjury.

                                        /s/ MARC S. PIVEN
                                        ----------------------------------
                                        Marc S. Piven, President


                                        /s/ ALLAN M. VOGEL
                                        ----------------------------------
                                        ALLAN M. VOGEL, Secretary


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                                       -2-

                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                          McLaughlin, Piven, Vogel Inc.

                under Section 805 of the Business Corporation law


          We, the undersigned, James Cecil McLaughlin, being the President and Allan M. Vogel being the Secretary, respectively, of McLaughlin, Piven, Vogel Inc., do hereby certify and set forth:

          (1) The name of the corporation is:

                       McLaughlin, Piven, Vogel Inc.

          (2) The Certificate of Incorporation of said Corporation was filed by the Department of State of the State of New York on the 8th day of March, 1977, under the name of McLaughlin, Slavin Inc.

          (3) The amendment to the Certificate of Incorporation was authorized, first by the Board of Directors, followed by an affirmative majority vote of the holders, of all outstanding shares of stock with authority to vote thereon.

              (a) To amend the Certificate of Incorporation as to change the name of the corporation to McLaughlin, Piven, Vogel Securities, Inc.

              Paragraph 1 of the Certificate of Incorporation is hereby amended to read as follows:

              (1) The name of the corporation is McLaughlin, Piven, Vogel Securities, Inc.

          IN WITNESS WHEREOF, I have signed this certificate on this 22nd day of September, 1989, and affirm the statements made herein as true, under penalties of perjury.


                                        /s/ JAMES CECIL MCLAUGHLIN
                                        ---------------------------------------
                                        James Cecil McLaughlin, President


                                        /s/ ALLAN M. VOGEL
                                        ---------------------------------------
                                        Allan M. Vogel, Secretary

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                                       -3-